UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

EMERSON RADIO CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07731	22-3285224
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Oxford Drive, Moonachie, New Jersey	07074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 884-5800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2011, the Board of Directors (the “Board”) of Emerson Radio Corp. (the “Company”) appointed Duncan Hon, age 50, as Chief Executive Officer of the Company. Mr. Hon has served as Deputy Chief Executive Officer of the Company since November 2009 and as a director of the Company since February 2009. He continues to serve the Company as a director. Concurrent with Mr. Hon’s appointment as Chief Executive Officer of the Company, the Board eliminated the position of Deputy Chief Executive Officer. See Item 5.03 below.

Mr. Hon also serves as a director of The Grande Holdings Limited (Provisional Liquidators Appointed) (“Grande”), a Hong Kong based group of companies engaged principally in the distribution of household appliances and consumer electronic products and licensing of trademarks, which indirectly, through a wholly-owned subsidiary, is a controlling shareholder of the Company. In addition, he serves as Chief Executive Officer of the Branded Distribution Division of Grande and as a director of several of Grande’s non-listed subsidiaries. Mr. Hon also currently serves as a director and Vice Chairman of the board of directors of Sansui Electric Co. Ltd., which is listed on the Tokyo Stock Exchange, and, from 2004 to 2007, he served as a director of Smart Keen International Limited, a Hong Kong company, providing financial consulting services. Mr. Hon is a member of the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants.

On August 31, 2011, the Board also appointed Vincent Fok, age 41, as a director of the Company to fill a vacancy on the Board created by the previously disclosed resignation of Adrian Ma. Mr. Fok is a senior managing director of FTI Consulting (Hong Kong) Limited, a global advisory firm assisting companies to protect and enhance enterprise value, and was appointed one of two Joint and Several Liquidators over Grande by the High Court of Hong Kong on May 31, 2011. Additionally, Mr Fok is a non-executive director of Delong Holding Limited, which is listed on the Singapore Stock Exchange, and an independent non-executive director of Kaisa Group Holdings Limited, which is listed on the Hong Kong Stock Exchange. Mr. Fok is a member of the Hong Kong Institute of Certified Public Accountants, the Australian Society of Certified Practicing Accountants and the Hong Kong Institute of Directors.  Mr Fok graduated from Australian National University with a bachelor’s degree in commerce.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of August 31, 2011, the Board adopted an amendment (the “Amendment”) to the Corporate Bylaws of the Company, as amended (the “Bylaws”). Pursuant to the Amendment, Article 5 of the Bylaws was amended and restated in its entirety to update the titles and descriptions of duties of the officer positions of the Company to eliminate the position of Deputy Chief Executive Officer.

The Amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On September 7, 2011, the Company issued a press release announcing the events described in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.2 – Bylaws Amendment

Exhibit 99.1 – Press release, dated September 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By: /s/ Andrew L. Davis
Andrew L. Davis
Chief Financial Officer

Dated: September 7, 2011